                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    _______________________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 8, 1996
                                                 ---------------


                      INTERNATIONAL CABLETEL INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)


               Delaware            0-22616           52-1822078
             -----------------   -----------     ------------------
              (State or Other    (Commission      (IRS Employer
              Jurisdiction of    File Number)     Identification No.)
               Incorporation)


110 East 59th Street, New York, New York                             10022
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(Address of Principal Executive Offices)                            (Zip Code)

Registrant's Telephone Number, including area code                (212)906-8440
                                                   ----------------------------

________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.
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     On October 3, 1996 International CableTel Incorporated ("CableTel")
announced that it had acquired the remaining 40% interest it did not already own in its South Wales, U.K. cable/telephony franchises. The interest being acquired is owned by Hyder Plc, through various subsidiaries, in a joint venture created in 1993. This joint venture operates U.K. cable/telephony franchises comprising approximately 540,000 franchised homes.

     CableTel is acquiring the interest in exchange for $78 million stated value of a new class of CableTel non-voting convertible preferred stock. The preferred stock issued to Swalec Telco Investments Limited will be convertible into shares of CableTel common stock having an aggregate value of $78 million. Dividends will not be payable for five years on the preferred stock, but thereafter will be payable at a rate of 5% per annum payable in cash, CableTel common stock or additional preferred stock, at CableTel's option. Resale of the common stock into which the preferred stock is convertible is subject to certain resale restrictions and compliance with U.S. securities laws.

     CableTel also operates telecommunications and cable television franchises in the West of Scotland, Hertfordshire, Bedfordshire, Northern Ireland, Surrey, East Hampshire and West Yorkshire.

     A copy of the press release issued by the Company announcing the above is attached hereto as an exhibit and incorporated herein by reference.

     The terms of the non-voting preferred stock are set forth in full in the Certificate of Designations filed with this report as Exhibit 3.4. On the basis that (except in extraordinary circumstances) the conversion price of the preferred stock is the greater of $40.00 or the market price of CableTel's common stock for a period prior to conversion, the maximum number of shares of CableTel common stock issuable upon conversion of the $78 million of stated value of preferred stock is 1,950,000 shares.

Item 7.  Financial Statements and Exhibits
------   ---------------------------------

     Exhibits

          3.4 Certificate of Designations of Preferred Stock of International CableTel Incorporated

          99   Press Release issued October 8, 1996.
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                                   SIGNATURES
                                   ----------


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                    INTERNATIONAL CABLETEL INCORPORATED
                                    (Registrant)



                    By: \s\ Richard J. Lubasch
                    -----------------------------------------------------------
                    Name: Richard J. Lubasch
                    Title: Senior Vice President-General Counsel


Dated: October 8, 1996

                                 EXHIBIT INDEX
                                 -------------


Exhibit                                                      Page
-------                                                      ----
 3.4    Certificate of Designations of Preferred Stock of
        International CabelTel Incorporated.

99      Press Release issued on October 8, 1996.